The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286
February 14, 2008

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE: American Depositary Shares evidenced by the American Depositary Receipts of PT
Multimedia

F-6 File number :  333-146640

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to ZON MULTIMEDIA SERVICOS
DE TELECOMUNICACOES E
MULTIMEDIA, SGPS, S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for PT Multimedia. The Prospectus has been revised to reflect the new name, and has been overstamped with the following:

OVERSTAMP:  EFFECTIVE JANUARY 31,
2008, THE COMPANYS NEW NAME
IS ZON MULTIMEDIA SERVICOS DE
TELECOMUNICACOES E MULTIMEDIA,
SGPS, S.A.


Please contact me with any questions or
comments at (212) 815 4831

Sincerely,


Monica Vieira
Assistant Vice President
212-815-4831
monica.vieira@bnymellon.com




675934-1